# General Terms and Conditions

## What are the General Terms and Conditions?

In these terms, you'll find the general terms governing our relationship with you for certain debt purchase and asset based lending products and services. For example, we explain how we'll contact you and what to do if something goes wrong. You can ask for a copy of these terms at any time.

These terms are not a standalone agreement. They are part of a wider agreement you enter into with us for a product or service. When we refer to "this agreement" or "the agreement", we mean these terms and all the terms and conditions that apply to the specific product or service you are taking from us.

Each time you take out a product or service with us, all these terms together will form a separate agreement between you and us for that specific product or service.

If you take out a second product or service to which these terms apply, they will form a second separate agreement and so on. When you apply for a product or service with us, we will explain whether these terms apply and which other terms apply.

We confirm how you and we can end a product or service in these terms. Because each agreement with us for a product or service is separate from any other agreement, if you or we terminate one agreement, this won't terminate any other agreement (unless we say otherwise).

## PART 1 – ABOUT OUR RELATIONSHIP

### 1. Who's this agreement between?

This agreement is between you and us.

By 'you' and 'your', we mean everyone or every business we have agreed to provide a product or service to, together and individually.

By 'us', 'we' and 'our', we mean HSBC Invoice Finance (UK) Limited, or another entity that we transfer our rights and/or obligations under the agreement to.

### 2. How we'll contact you

We'll contact you or a person you've authorised us to contact, using the most recent address (postal or email) or telephone number you've given us.

If we send you a letter, you will be deemed to have received it at 12pm on the business day two days after we have posted the letter. In this agreement, by business day, we mean any day other than a Saturday, Sunday or public holiday in the United Kingdom, where we are open for business. If we email you, or use a platform or other electronic channel, you will be deemed to have received the notice or demand at the time it was sent or, as applicable, at the time the notice or demand is notified to you on HSBCnet.

You must let us know in writing, as soon as possible, if the contact details for you or any authorised person change as it will take us up to 5 days to update our records. If you don't, you might not get information or notices from us – we won't be responsible for this.

We'll always use English to communicate with you.

### 3. How you can contact us

You must contact us in writing via the Receivables Finance portal on HSBCnet or at our postal address: 21 Farncombe Rd., Worthing, Sussex, BN11 2BW.

If you contact us outside of business hours, or if we receive a letter from you outside of business hours, we will only be deemed to have received that communication on the next business day.

Sometimes we will include other relevant contact details in your product terms. These may be for a client or credit controller regarding the operation of your ledger. You may also be provided with contact information for your client manager (if applicable) who will be responsible for our overall relationship with you.

### 4. Who is authorised to give instructions to us?

When you take out a product or service from us, we'll ask you who is authorised to deal with us and the extent of their authority.

### 5. Who is responsible for paying back the money you owe us?

We are providing you with a debt purchase facility which means that we will make advance payments to you which will then be repaid by your customers as they settle their debts.

There will still be amounts that you owe to us and who is responsible for paying these amounts depends on the type of organisation you are.

- If you're a sole trader, you're personally responsible.
- If you're a partnership, all partners are jointly and individually responsible.

| What do we mean by jointly and individually responsible? |
| --- |
| If you're jointly and individually responsible, we can ask all of you, or just some or one of you to repay us. |

- If you're an incorporated body (e.g. a company or limited liability partnership), the incorporated body will be responsible.

We can debit any amounts you owe us to any HSBC account which has been opened or maintained in connection with the agreement.

We may also be able to recover any amounts due to us from a guarantor or third party security provider (an **Obligor**).

## 6. Where there is more than one client

If we are providing products or services to more than one person (for example, to two members of a group of companies) you will be jointly and individually responsible for any amounts due to us and we can ask all of you or just some or one of you to pay any amount due to us.

## PART 2 – THE KEY TERMS AND CONDITIONS OF THE PRODUCTS AND SERVICES WE PROVIDE TO YOU

### 7. The Facility/Facilities

We will provide you with the facility or facilities we have included in the Commercial Terms provided to you (**Facilities**).

### 8. Length of the Facility/Facilities

We will provide the Facilities for at least the Minimum Term detailed in the Commercial Terms. After the Minimum Term expires we will continue to provide the Facilities until they are cancelled or terminated.

You can cancel your Facilities [or some of your Facilities] at any time by telling us in writing using the contact details above but, unless we agree otherwise:

(a) you have to give us notice of at least the Notice Period detailed in the Commercial Terms; and

(b) your Facilities can't terminate before the end of the Minimum Term.

Once we have ended this agreement each of our rights and obligations under this agreement will terminate other than any which have arisen before this agreement ended or which we have specifically said will survive termination.

We may charge you a fee if you cancel your Facilities early.

We may cancel the Facilities and require you to pay all amounts outstanding under the Facilities if it becomes unlawful for us to comply with this agreement or to provide the Facilities.

### 9. Your confirmations to us

You represent and warrant to us that you have disclosed to us every fact which might influence our decision to enter into or continue this agreement, purchase a debt, or to accept anyone as an Obligor.

You will also make the following representations and warranties to us on: (i) the date that you accept the terms of the agreement; (ii) the date that any pre-conditions to the provision of the Facilities are met; (iii) if applicable, the date of each notification of a debt; (iv) the date that you request a utilisation of the Facilities; and (v) the date that you utilise any of the Facilities.

You make these on your behalf and on behalf of any Obligor and, if you are a member of a wider group, any other members of your group:

a) if applicable, you are duly incorporated or established under the laws of your jurisdiction of incorporation or establishment and you have the power and authorisations needed to own your assets and carry on your business as it is being conducted;

b) you are able to enter into and perform your obligations under any document required in connection with us providing the Facilities to you (**Documents**);

c) your obligations under the Documents are legal, valid and binding;

d) you comply with all laws and regulations which apply to you;

e) there is no material current, pending or threatened litigation or similar proceedings affecting

you or, if you are part of a wider group of entities, any member of your group or any proceedings that could, if unfavourably determined, affect you or, if you are part of a wider group of entities, any member of your group;

f) no person has taken any step to commence any insolvency proceedings, or threatened to take any step to commence any insolvency proceedings, in relation to you or, if you are part of a wider group of entities, any member of your group;

g) your centre of main interests is situated in the jurisdiction of your incorporation or establishment and you have no establishment in any other jurisdiction;

h) any information provided to us by you or on your behalf was true, complete and accurate in all material respects when it was provided and has not become materially misleading or incorrect;

i) neither you nor any Obligor is required to make any deduction or withholding for or on account of tax, duty or any other charge for any payment it makes to us;

j) you have conducted your businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws;

k) you comply with the data protection statement which you can find at www.business.hsbc.uk/legal (**Data Protection Statement**); and

l) neither you, nor any subsidiary, director, officer, employee, agent or affiliate of yours nor any of their subsidiaries is, or is owned or controlled by, an individual or entity that is, (i) the subject of any Sanctions, or (ii) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions.

**What are Sanctions?**

**Sanctions** means any counter-terrorism legislation or any international economic or trade sanctions adopted, administered or enforced by the United Nations Security Council (the Council as a whole or its individual members), the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC), the U.S. Department of Commerce Bureau of Industry and Security, the US Department of State, the European Union (the Union as a whole or its member states), Hong Kong or the United Kingdom.

## 10. Your obligations to us

We want to build a relationship with you and continue to support your business. For us to do that we expect you to run your business in a commercially prudent manner and keep the nature of your business the same as it is at the start of our relationship. We also expect you to:

a) prepare your financial information in accordance with generally accepted accounting standards;

b) if we ask for them, let us have copies of:

(i) your accounts (audited, if required by law) no later than 9 months after your financial year end; and

(ii) your management accounts no later than 30 days after the end of the period to which they relate,

each in a form acceptable to us;

c) give us any information we reasonably request including information about your financial position or trading activities or anything we need to satisfy our 'know your customer' requirements;

d) tell us, promptly, if:

   (i) there is a change in your management, ownership or control (or any such change in an Obligor) or a change to your trading style;

   (ii) you, one of your associates or an Obligor is subject to any insolvency proceedings;

   (iii) you or an Obligor breach the agreement or any security or guarantee granted in our favour or if there is any material litigation or similar proceedings which affect you or, if you are part of a wider group of entities, any of your group companies; and

e) ensure your auditors report directly to us;

f) keep your business and assets insured with a reputable insurer against risks that a business carrying on the same or similar business would usually insure against and send us copies of any policies and premium receipts if we ask for them; and

g) comply with data protection legislation and the terms of the Data Protection Statement.

If you don't comply with paragraphs (a) to (g) it will be a breach of this agreement.

If we ask you, you will fully co-operate with us and do what we reasonably ask you to do in connection with: (i) any discounting charge conferred or intended to be conferred on us by you; or (ii) any of our rights, powers or remedies under any Document.

You also confirm to us that:

a) you will not use, and you will make sure that, as applicable, no other member of your group, director, shareholder or Obligor will use, directly or indirectly, any part of the Facility for any payments that could constitute a violation of any applicable anti-bribery law;

b) you will not, and you will make sure that, as applicable, no other member of your group, director, shareholder or Obligor will, directly or indirectly, use the Facility or lend, contribute or otherwise make available the Facility to any person:

   i. to fund any activities or business of or with any person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions; or

   ii. in any other manner that would result in a violation of Sanctions by any person.

## 11. Termination Events

Any of these events is a **Termination Event**:

a) you, an Obligor or one of your Associates breaches a Document or any other agreement you have entered into with a member of the HSBC Group, being HSBC Holdings plc and its subsidiary companies from time to time;

b) there is a deterioration in your or an Obligor's financial condition or operating performance which we consider significant;

c) there is a change in control of you or an Obligor or, if you are part of a wider group, your group, without our written consent;

d) any of the following events occur:

(i) you, an Obligor, an Associate, or, if you are part of a wider group, any member of your group, admits that it is, or is declared to be or deemed to be, unable to pay its debts when due;

(ii) you, an Obligor, an Associate, or, if you are part of a wider group, any member of your group enter into, or seeks or proposes, any composition or voluntary arrangement with your or that Obligor's creditors or scheme of arrangement or restructuring plan of your/that Obligor's affairs;

(iii) any action is taken or any court order is made which adversely affects the whole or a material part of your, or an Obligor's or any Associate's assets or, if you are part of a wider group, assets of a member of your group;

(iv) an act, whether by you, the Obligor, an Associate, or another person, which either amounts to, or could directly result in, a formal step being taken for a Part A1 moratorium and/or the receivership, administration, bankruptcy, liquidation, dissolution, sequestration or similar proceedings of, or in respect of, you, an Obligor, an Associate, or, if you are part of a wider group, any member of your group;

e) we receive notice of the cancellation of a guarantee we are relying on or if an Obligor that is an individual dies;

f) any waiver, release, consent or priority arrangement given in our favour is terminated;

g) you or any Obligor changes its country of domicile and/or incorporation;

h) you or any of your senior management or any Obligor is subject to a criminal conviction (other than motoring offences).

By **Associate** we mean:

a) if you are an individual:

(i) your spouse or civil partner or your minor child or step-child;

(ii) any incorporated entity which you are a director of; and

(iii) any of your employees or partners;

b) if you are an incorporated body:

(i) any incorporated entity which you are a director or member of;

(ii) any incorporated entity in your group; and

(iii) any of your employees or partners or any of any member of your group;

c) if you are a partnership:

(i) any associate of one of your partners;

If a Termination Event occurs or if we think that a Termination Event has occurred or will occur, then we may:

a) if we are providing a debt purchase facility, reduce the Payment Percentage and/or increase

Retentions;

b) stop you from utilising any or all Facilities;

c) cancel all or part of any or all of your Facilities and we will have no further obligations to you;

d) demand immediate repayment of all amounts due to us in connection with the Facilities;

e) increase any margin or discounting charge by up to 2 percentage points;

f) exercise our right of set off against any sums we owe to you;

g) terminate the agreement;

h) stop you from using any web-based platform that you are using in connection with the Facilities;

i) exercise any of our rights under the Documents.

## 12. Indemnity

You must indemnify us on demand against any costs or losses that we incur because of:

a) a breach by you of the agreement, including, if applicable, our costs of collecting out debts if you fail to collect them on our behalf;

b) the application by you of the Facilities;

c) us providing the Facilities to you; and/or

d) a cancellation or prepayment of the Facilities.

## 13.Payments

You must make all payments in cleared funds on the due date for payment or, if that day is not a business day, on the next business day in the same calendar month or, if there is not one, on the preceding business day.

You must make all payments without any deduction or withholding.

If you are required by law to make any deduction or withholding from a payment, you will promptly pay to us additional sums that will make the net sum received by us equal to the full sum payable had there been no deduction or withholding.

All amounts payable to us under this agreement shall be deemed to be exclusive of VAT. Where VAT is chargeable, you must pay us an amount equal to the amount of VAT charged.

## 14.Currency

Payments to us should be made in the currency in which they are due. If we receive any money which is in a different currency or if we need to convert any order, judgment or award given in relation to a payment due from you into a different currency, we may convert this at the HSBC Exchange Rate. You must indemnify us on demand against any costs or losses that we incur because of that conversion.

If a change in any national currency unit occurs or if it ceases to exist, we can amend the agreement as necessary (and without notice) to reflect the change.

**What is the HSBC Exchange Rate?**

This is the rate we use on any day to convert payments to and from currencies other than the currency of your payment. It's based on the foreign currency market for each currency we offer so changes constantly. The rate will depend on the size of the payment and whether we are buying currency (because you are receiving a payment) or selling currency (because you are making a payment).

## 15. Set-off

If you owe us money under an agreement, or because of any rights transferred to us by a third party now or in the future and you haven't paid it back when you should have done, we can reduce any amounts we owe you by some or all of the money you owe us. This is called set-off.

## 16. Amending these terms

We may need to amend the terms of the Facilities.

If the amendment is favourable to you we'll do it immediately, otherwise we will give you at least 30 days' notice following which the change will take effect (other than for changes to third party rates that are provided (e.g. the Bank of England base rate) where such change will take effect one business day after the change being published).

Our right to amend the terms of the Facilities doesn't stop us from exercising our rights on a Termination Event as set out in clause 11 (for which no notice period applies).

If you are not happy with any changes that we have proposed you have the option to cancel your Facilities in accordance with clause 8 and repay all amounts outstanding under the Facilities.

## PART 3 – OTHER TERMS

### 17. Information we need from you and when we can disclose information about you

You must make sure the information you give us is accurate and up to date and tell us within 30 days if anything changes.

We'll use your information as explained in our Privacy Notice (available at www.business.hsbc.uk/legal).

You consent to us sharing any information about you, any of the Facilities and/or the agreement with:

a) any person that we might transfer or have transferred our rights to under the agreement;

b) any person that we might enter into or have entered into any sub-participation with or any other transaction under which payments are to be made or may be made by reference to any of the Documents or any person who might or does invest in or finance such a transaction;

c) any company within the HSBC Group;

d) the Obligors, any of your customers or credit insurers, banks, your auditors and accountants;

e) any rating agency or other person that we have to send that information to under any applicable law or regulation or in connection with any litigation or similar proceedings;

f) any insurer who is or who proposes to provide insurance to us in respect of a Facility; and

g) any affiliates or professional advisers of any of the above persons.

### 18. Third party rights

This agreement is between you and us, therefore a person who is not a party to the agreement will not have any rights to enforce it.

### 19. Transfers

You can't transfer any of your rights and obligations under this agreement without our written consent.

We can transfer any of our rights and obligations under this agreement to anyone.

You will, at our expense or at the expense of the person we transfer our rights and/or obligations to, do anything that we reasonably request to effect the transfer.

### 20. Waiver

No failure or delay by us in enforcing any of our rights under the agreement will mean that we have given up those rights. Nor will it prevent us from enforcing those rights in the future. Similarly, no partial enforcement of any of our rights shall prevent us from enforcing those rights in the future.

### 21. Partnerships

The agreement will remain in force until you give us notice that you're stopping using the relevant product or service – even if you change the name of the partnership, new partners join or current partners leave.

## 22. Tax

It's up to you to meet your tax responsibilities in the UK and elsewhere. Some countries' tax laws may apply to you even if you don't have a business there. As you're responsible for your own tax obligations, no HSBC Group member is responsible for this or provides tax advice. It's your choice whether to seek independent legal and tax advice.

## 23. Costs and expenses

If we think we might, or if we have to, enforce or preserve our rights under, the agreement or any security or guarantee granted in our favour in support of your obligations or have to investigate any breach of the agreement or any security or guarantee, you will promptly pay us our costs and expenses associated with us taking such action.

## 24. Increased Costs

You will pay us on demand the amount of any Increased Costs we incur because of:

(a) a change in (or the interpretation, administration or application of), or the introduction of, a law or regulation;

(b) compliance with any law or regulation made after the date of this agreement; and/or

(c) the implementation or application of, or compliance with, Basel III, CRDIV, CRDV or any other law or regulation which implements Basel III, CRDIV and/or CRDV.

By **Increased Costs** we mean additional or increased costs incurred by us or a reduction in our rate of return from the Facilities or our overall capital. This will include the consequences of any tax in respect of any payment received or receivable by us under the Facilities (other than tax payable on your overall net income).

**What are Basel III, CRDIV and CRDV?**

**Basel III** means:

(a) the agreements contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

CRDIV means, together, the Capital Requirements Regulation (Regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012 and the Capital Requirements Directive (Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC) of the European Parliament and the Council, as either of the same may be amended, supplemented or restated from time to time.

CRDV means, together, Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk,

market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements, and Regulation (EU) No 648/2012 and Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures as either of the same may be amended, supplemented or restated from time to time.

## 25. Events outside our control

Sometimes events happen which are outside of our reasonable control. These events can include natural events (such as a flood) and power failure and are often called **Force Majeure** events. If such an event does happen and it prevents or delays our performance of any of our commitments, we will not be liable to you as a result.

## 26. Certificates and determinations

Any rate or amount under any Document that we certify or calculate will, unless there is a clear error, be conclusive evidence of the relevant matter.

## 27. How to make a complaint

If you have a complaint, please contact us using the details at the front of these terms. We'll send you a written acknowledgement within five working days and keep you informed of our progress until your complaint has been resolved. We'll do everything we can to sort out the problem.

If you still remain dissatisfied, you may be able to refer your complaint to the Financial Ombudsman Service using the contact details set out below. If you're not eligible to use the Ombudsman Service, please note that we don't use any alternative dispute resolution services.

- Exchange Tower, London, E14 9SR
- www.financial-ombudsman.org.uk
- complaint.info@financial-ombudsman.org.uk

## 28. What laws apply to this agreement?

This agreement and any non-contractual obligations arising out of it are governed by the law specified in your Commercial Terms and you and we both agree that the courts of the country whose governing law applies have exclusive jurisdiction to determine any dispute arising out of or in connection with the agreement.

If any part of this agreement is unenforceable, unlawful or void in any relevant jurisdiction, then that part shall be separated from the rest of the agreement. The rest of the agreement will continue to be valid and enforceable.

## 29. About us and our authorisation details

HSBC Invoice Finance (UK) Limited is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.

Our Financial Services Register number is 484356. You can check these details by visiting the Financial Conduct Authority's website **www.fca.org.uk** or contacting them on **0800 111 6768**.

HSBC Invoice Finance (UK) Limited is a member of UK Finance. We abide by its terms of membership and the Code of Conduct, guidance and complaints procedure. You can find more details by visiting UK Finance's website **www.ukfinance.org.uk/standardsframework**.

HSBC Invoice Finance (UK) Limited is a company registered and established in England and Wales under registration number 00759657. Our registered office is at 21 Farncombe Rd., Worthing, Sussex, BN11 2BW United Kingdom. Our VAT registration number is 365684514.

# Debt Purchase Terms and Conditions

## 1. What are the Debt Purchase Terms and Conditions?

In these terms, you'll find the terms and conditions that apply when we provide you with a debt purchase facility.

Where we refer to "this agreement" or "the agreement" throughout these terms, we don't just mean the Debt Purchase Terms and Conditions, but also all the terms and conditions that apply to the product(s) that you have with us. This includes the following:

| | |
|---|---|
| **General Terms and Conditions** | This contains the general terms covering our relationship with you. |
| **Debt Purchase Terms and Conditions** | The terms contained in this document. |
| **Credit Protection Terms and Conditions** | If you have selected our credit protection product, the terms covering our credit protection product. |
| **Commercial Terms** | The commercial terms for the debt purchase product(s) that you have agreed. |
| **Additional Terms and Conditions** | Any additional terms and conditions that may be given to you for any debt purchase products or other products that you have taken out with us. |

These Debt Purchase Terms and Conditions will always take priority over the General Terms and Conditions if there is ever a conflict

The Commercial Terms and/or the Additional Terms and Conditions will always take priority over the Debt Purchase Terms and Conditions if there is ever a conflict.

## 2. The Facility

We are providing you with a Debt purchase facility.

**What are Debts?**

Where we refer to **Debts** in this agreement, we mean any claim for the payment of money or another obligation which might exist now or in the future, or is dependent on something happening, of any of your customers, under the contract you have entered into with that customer (**Contract**) including (unless specified otherwise) Scottish Debts.

Where we refer to **Scottish Debts** in this agreement, we mean any Debt arising under a Contract governed by Scots law and/or with a customer whose address is stated to be in Scotland.

This also includes all the rights which are associated with the Debt and the Contract, for example retention of title rights over the goods supplied, any related insurance or any computer or electronic data or document recording the Debt.

We won't ever require you to assign to us any Debt which is owed by any customer which is listed or whose registered office or address for delivery of goods and/or services is located in a country listed as subject to Sanctions or where goods are shipped by a vessel listed as subject to a Sanction by HM Treasury or the US Treasury's Office from time to time (**Excluded Debts**). When we refer to Debts, we do not include Excluded Debts.

On your request, we will make advance payments to you of amounts up to the amount of the value of Eligible Debts which you notify to us multiplied by the Payment Percentage (as defined in the Commercial Terms) (**Payment**).

The total amount of all Payments made or to be made by us to you can't be more than your Availability.

**What is Availability**

**Availability** is the amount of money that is available to you at a point in time. It is calculated by applying the Payment Percentage against the value of Eligible Debts less the balance of the funds that you've already used. It is also limited by things such as the Concentration Limit and any other specified limits and reserves we tell you about.

The amount available to you won't ever exceed your Facility Limit.

**What are Eligible Debts?**

**Eligible Debts** are Debts which are not:

a) Non-Notifiable Debts (Debts that's shouldn't be notified to us by you, as defined below);

b) subject to a breach of any warranty or undertaking in this agreement;

c) paid in cash;

d) in excess of a what is known as a concentration limit, which is a figure we express as a percentage, to which we will fund one single customer out of all your outstanding Debts (**Concentration Limit**).

e) in excess of any Automatic Funding Limit (the amount of Debts we will fund for any particular customer, as defined in the Commercial Terms) or any other monetary limit we set in relation to a customer (**Funding Limits**);

f) in our opinion, materially overdue (unless we are providing credit protection services and it is a Credit Protection Debt (as defined in the Credit Protection Terms and Conditions)); and

g) not able to be paid by your customer because of an event which is outside of our or your reasonable control, for example natural events (such as a flood).

We can designate any Debts (including all the Debts of a particular customer but excluding any Credit Protection Debt) as being ineligible at any time.

## 3. The assignment of your debts

On the date we have agreed with you as the start date of this Facility (**Commencement Date**) you absolutely assign to us with full title guarantee (or, in respect of any Scottish Debts, absolute warrandice) all of your Debts which are wholly or partly unpaid at that time (**Existing Debts**).

You also absolutely assign to us any Debts which are created after the Commencement Date (**Future Debts**).

Your Future Debts will automatically be assigned to us on their creation without either of us having to do anything.

If we ask you to, you will send to your customer(s) a notice notifying them of the assignment of the Debt in the form we provide you with. If you have chosen to use our Credit Management service (see clause 9 for what this means) we will ask you to do this when you enter into this agreement.

If a Debt which is supposed to have been assigned to us fails to be effectively assigned for any reason you will hold the proceeds of that Debt on trust for us.

We do not have to reassign any Debts back to you.

**What do we mean by assignment?**

You agree under this agreement to absolutely assign to us all of your Debts. This means that you agree to sell all your Debts to us and we are then entitled to receive payment of those Debts.

Where this agreement refers to assignment, this includes assignation (the Scots law equivalent of assignment) in relation to any Scottish Debts, and references to "assign", "reassign" and similar expressions should be interpreted accordingly

## 4. Scottish Debts

If you assign Scottish Debts to us, you are constituted as trustee for us to hold all Scottish Debts in trust for us until we receive payment in full for the Scottish Debts or we complete our title to the Scottish Debts. We acknowledge intimation of the creation of the trust described above.

If we ask you to, you will send to your relevant customer(s) or any other person we request a notice notifying them of the trust over the Scottish Debts, in the form we provide you with.

We may at any time require you (or any other person who may become our trustee), as trustee for us, to transfer to us absolutely the whole or any part of the property of the trust created under this agreement and to perform any other acts as we believe to be necessary to protect our interests. If you have chosen to use our Credit Management service (see clause 9 for what this means) we will ask you to do this when you enter into this agreement. If we ask you to serve a notice on your customer notifying them of the transfer, you will automatically cease to hold the relevant Scottish Debts on trust for us as beneficiary at the time such notice is received by your customer.

You shall not be entitled to resign as trustee or to assume a new trustee or trustees under the trust constituted under this agreement, unless we have provided our prior written consent.

The provisions of the trust constituted under this agreement may not be varied in any respect by you, or by you as trustee, without our prior written consent.

## 5. How you notify us of your Debts

You must notify to us your Debts and anything that may reduce the value of an outstanding invoice (**Dilutions**) for example:

a) credit notes, deductions to the value of debts, retentions and set-off made by a customer; and

b) any claims or defences by one of your customers.

You need to make these notifications on the Commencement Date and then at least once every 30

days unless we agree otherwise in writing.

You must notify Debts in the currency for payment on the relevant invoice. We will make a Payment to you in that currency provided that we have agreed to make Payments in that currency to you, or in sterling.

Each notification to us of a Scottish Debt is deemed to contain the following statement by you to us:

"*Under the Debt Purchase Terms and Conditions made between you and us, we hereby assign to you each of the Scottish Debts evidenced by the invoices listed below and we confirm that they are now the property of the trust created under the Debt Purchase Terms and Conditions and shall be held in trust by us for you until you have received payment in full for such Scottish Debts or have completed your title to such Scottish Debts or if for any reason the above assignation may be ineffective.*"

## 6. Debts we don't want you to notify to us

Please don't notify to us any Debt which:

a) is more than a year old;

b) is payable by an Associate;

c) is payable by a customer (i) which is subject to any insolvency proceedings; (ii) to whom you owe (or may owe) money to or (iii) who operates from a country that we haven't approved;

d) relates to goods (i) supplied directly to one of your customer's own customers where your customer is not located in the UK, the Isle of Man or the Channel Islands (unless it's an Export Customer) or (ii) supplied on sale or return, approval, constructive delivery or consignment terms;

e) is disputed;

f) is payable by one of your group companies, a company of which you are a director or by one of your employees or partners (or an employee or partner of another member of your group);

g) relates to tooling that remains in your control;

h) is payable in cash or relates to proforma sales.

These are **Non-Notifiable Debts.** We may also confirm to you in writing other Debts which should not be notified to us.

You can retain any sums received in satisfaction of Non-Notifiable Debts unless we have told you to notify the Debt.

We may tell you to notify to us a Non-Notifiable Debt. If we do this you will hold it and its proceeds on trust for us and, if we are not providing Credit Management, collect it as our agent. If we make a Payment in respect of a Non-Notifiable Debt it will be considered a notified Debt.

## 7. How you receive payments from us

You can check your account with us online and see what the Availability is. If you have Availability, you can draw down; either all of the available funds or just the amount that you need.

We will maintain a **Current Account** for you. The Current Account will record the dealings that take place between you and us. The closing balance is usually a credit balance and will represent the amount we owe you for Debts which have been notified to us.

The main item that will increase or credit the Current Account is:

- Debts notified to us.

The main items that will reduce or debit it are:

- Payments to you
- Credit Notes issued to your Customers
- Our charges (e.g. our Discounting Charge).

You won't see your Current Account when you log into HSBCnet but it will be on your monthly statement.

We will also maintain an account called the **Discounting Account**. This account is normally in debit as it is a liability account. It represents amounts which you owe us under the Facility at any one time and is used to calculate charges. If the account is in credit we will pay you a Discounting Allowance (which we explain in clause 7).

The main items that increase or debit the account are:

- Payments to you
- Our charges

The main item that reduces or credits the account is:

- Payment of Debts from customers

## 8. What happens when we receive payments of Debts from your customers?

In this clause

**Discounting Charge** is the fee we charge you for the money you use. It's like an interest rate on an overdraft, which is calculated on the amount of money that you draw down. We calculate it by adding the Discounting Margin (a percentage figure confirmed in your Commercial Terms) to the Base Rate.

**Discounting Allowance** means a sum of money we will pay to you if there is a credit balance on the Discounting Account. This will be calculated taking into account the Base Rate less an Allowance Margin (a percentage figure confirmed in your commercial terms).

**Base Rate** means (i) for sterling, the Bank of England's base rate, (ii) for euro, the European Central Bank base rate, (iii) for US dollar, a rate up to the upper limit of the federal funds target rate as quote by the Federal Open Market Committee of the Federal Reserve and (iv) for each other currency the rate quoted to us from time to time by the relevant central bank for that currency or, if no such rate is available, the rate quoted to us by HSBC Holdings plc

If the rate is ever less than zero, the rate shall be deemed to be zero.

Any sums received in payment of a Debt will be credited to the Discounting Account:

a) if a cheque capable of routine collection through automated clearing and honoured on first presentation, 2 business days after the date of receipt by us or the date of presenting a post-dated cheque;

b) if a cheque not capable of routine collection through automated clearing, within 1 business day of the date we receive notice that it has cleared;

c) if by electronic transfer, the date we receive the payment, provided that date is a business day and before 4.00pm. Otherwise, the payment will be credited on the first business day after we receive the payment; and

d) if any other form of payment, or if we cannot carry out normal procedures for any reason, the date we receive notice that it has cleared.

If any cheque sent for clearing is returned, any credit given by us will be reversed by a debit.

We will pay the balance of the amount we receive in payment of a Debt (once we have deducted any Payments made to you, our Discounting Charge and any currency conversion costs) into your Current Account.

We will:

a) credit the Discounting Allowance and debit the Discounting Charge to each of a Current Account and the Discounting Account on the last business day of the calendar month for the Discounting Allowance or Discounting Charge that has accrued in that month;

b) debit the Discounting Account and Current Account with any fee and charges that you owe to us.

c) provide you with monthly statements showing both the Current Account and Discounting Account.

We can allocate any amounts received in payment of a Debt and any credit notes at our discretion.

## 9. Collecting payment of your Debts – if you have chosen to use our Credit Management service

You have chosen to use our credit management service, which means that we will collect the Debts and manage your sales ledger accounts on your behalf. We will decide the best method to do this depending on your customer base.

Unless we have transferred the Debt back to you, we have the sole right to enforce the payment of and to collect that Debt and we may reduce, defend or commence proceedings in relation to a Debt as we see fit.

Any amount received in payment of a Debt should be paid into the collection account detailed in your Commercial Terms (**Collection Account**). If you receive any payment of a Debt directly you will promptly pay it into that Collection Account and, until you do so, you will hold such amount on trust for us, separate to your own monies.

You will ensure that Debts paid by direct debit are paid into the Collection Account and you will be liable for any liabilities arising under or in connection with any direct debit guarantee given to your customer.

## 10. Collecting payment of your Debts – if you have chosen not to use our Credit Management service

We appoint you as our collection agent for the Debts and you agree to collect and enforce payment of the Debts at your own expense.

Whilst you are our agent, we will only communicate with your customers to confirm that any of your notified Debts comply with the warranties and undertakings you have given under this agreement. We may carry out this communication by email or other non-secure electronic means, but we won't be liable to you for any loss, cost or liability arising from this.

We can end your agency to collect the Debts at any time with immediate effect. If we do so you will not claim to be, or hold yourself out as being, our agent.

Unless we have transferred the Debt back to you, we have the sole right to enforce the payment of and to collect that Debt. We have chosen to appoint you as our agent to do this but, if we want to, we may reduce, defend or commence proceedings in relation to a Debt as we see fit. You agree to assist us with any collection, settlement or enforcement.

Any amount received in payment of a Debt should be paid into the collection account detailed in your Commercial Terms (**Collection Account**). If you receive any payment of a Debt directly you will promptly pay it into that Collection Account and, until you do so, you will hold such amount on trust for us, separate to your own monies.

You will ensure that Debts paid by direct debit are paid into the Collection Account and you will be liable for any liabilities arising under or in connection with any direct debit guarantee given to your customer.

## 11. Your confirmations to us

You confirm to us that:

a) you will comply with the terms applicable to any electronic or web based platform that we publish from time to time;

b) if you have chosen not to use our Credit Management service, you will devote the necessary time, attention and skill that is required to the administration and collection of the Debts and you will do so in line with good industry practice;

c) you have made and will continue to make your own assessment of the accounting treatment of any Debt assigned to us and you will consult with your auditors as appropriate;

d) you are not relying on any information provided by us regarding possible accounting treatment; and

e) you are satisfied that the services we are providing to you under this agreement are appropriate for your circumstances and that the Facility is suitable for your working capital requirements.

## 12. Your confirmations about the Debts

You make the following representations and warranties to us on the date of each notification of a Debt or Debts, in relation to all Debts in that notification:

a) you have originated the Debt and it legally exists and is payable by one of your customers;

b) you have raised an invoice evidencing the Debt which includes the correct details of the customer and a purchase order number appears on the invoice;

c) all the goods and/or services to which that Debt relates have been, in relation to goods, either (i) dispatched in the UK, Isle of Man or Channel Islands to a customer located in one of those locations or (ii) received by the customer or, in relation to services, completed by you in accordance with the relevant Contract;

d) the Debt:

  a. is payable within the Standard Payment Terms (as defined in the Commercial Terms) or other payment terms agreed by us in writing;

  b. is not a Non-Notifiable Debt (unless we have told you to notify it) or an Excluded Debt;

  c. is payable in a Payment Currency;

  d. has not previously been notified to us;

  e. is payable without any deduction or withholding;

  f. unless we agree otherwise, is not overdue by more than 30 days;

e) the relevant customer is

  a. not subject to insolvency proceedings;

  b. obliged to pay the full amount of that Debt on its due date and the Contract is valid, legal, binding and enforceable so far as that Contract relates to the Debt;

f) the person delivering the notification has authority to do so;

g) there is no dispute (existing or threatened) between you and a customer that may result in your customer exercising any right of set-off, deduction or counterclaim against its obligation to pay the Debt;

h) your rights under the relevant Contract (so far as they relate to the Debt):

  a. are legally and beneficially owned by you;

  b. are not subject to any security or other third party rights; and

  c. may be freely assigned to us;

i) the information set out in the relevant notification, the invoice and any documents related to the invoice (**Debt Records**) are true, complete and up to date;

j) if a customer is located outside the United Kingdom, Ireland, the Isle of Man or the Channel Islands, the relevant Contract includes relevant INCOterms and is in writing;

k) each Contract is governed by (i) English, Scots or Northern Irish law and you or the customer is located in the jurisdiction whose law governs the Contract or (ii) any other law approved by us in writing;

l) the due date for the Debt falls within a period agreed with us and has not yet occurred;

m) you have not agreed a prompt settlement discount exceeding 5% of the notified value of the Debt (or such other percentage agreed by us in writing); and

n) the Debt is not a claim against a customer who is a private individual or a debt due under a regulated credit agreement in accordance with article 60B of Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 (as amended, re-enacted or supplemented from time to time).

## 13. Your general obligations to us

Unless we agree otherwise in writing:

a) if you have chosen not to use our Credit Management service, you will provide a report to us (in a form approved by us) containing an aged analysis by each of your customers of all unpaid notified Debts and your sale ledger statement reconciliation form, made up to the last day of the preceding calendar month, by the 15th day of each calendar month;

b) you will immediately on demand pay to us any amount owed to us in connection with this Facility and any amount paid by us to you in error;

c) you will provide us with such information relating to any customer domiciled in an Approved Country (as shown on our Financial Crime Country Risk Model list) (**Export Customers**) as we may reasonably require.

## 14. Your obligations to us in respect of the Debts

a) You will tell us, promptly, if:

    a. any of your customers is (or is highly likely to be) subject to any insolvency proceedings;

    b. you have any information which you know might adversely impact our recovery of a Debt;

    c. one of your customer's has a right to retention, set-off, a deduction or a counterclaim against a Debt;

    d. there is any dispute in connection with a Debt and you will endeavour to resolve any such dispute;

    e. a customer breaches a Contract and the breach suggests that it will be unable to pay any Debt or it becomes (or is highly likely to become) illegal for a customer to pay all or part of a Debt out of its jurisdiction in the currency in which it is due;

b) You will comply with your material obligations under each Contract;

c) You will not, without our prior written consent:

    a. change or waive any term of a Contract that may negatively affect a Debt or cancel a Contract;

    b. assign, transfer, declare a trust over or grant any interest or security over all or any part of a Debt or a Contract;

    c. raise invoices requiring payment in any currency which is not agreed with us;

d. create Debts in relation to goods or services:

i. delivered or performed over a period exceeding 60 days;

ii. where payment is due, or an invoice is issued, 6 months or more after delivery or performance; or

iii. where payment is due over a period longer than permitted by any currency exchange control or other regulation;

d) You will provide us with any information we request in respect of a Debt, Debt Records, a customer or you;

e) If we ask you to:

a. you will exercise any retention of title rights under a Contract; and

b. you will not issue any credit notes without our consent.;

f) If you issue a credit note, you will provide us with the relevant details within 7 days or, if earlier, your next notification.

## 15. Surveys

You agree that we may conduct regular surveys of your Contracts, Debts and Debt Records at your premises during normal business hours. We will give you reasonable notice of any survey unless a Termination Event has occurred in which case we can arrive at your premises without notice.

You might need to pay us a fee for conducting a survey and this is set out in the Commercial Terms.

## 16. Funding Limits

We can set Funding Limits, or increase, reduce or cancel them at any time.

## 17. Operational Covenants

In this clause, when we use the words highlighted in bold below we mean the following:

**Debt Turn:** the measure used by us to show the average length of time taken for debts to be paid. We can provide you with a worked example of how we calculate this if you ask us to.

**Debt Turn Covenant:** As set out in your Commercial Terms.

**Dilution Percentage:** As set out in your Commercial Terms.

**Dispute Percentage:** As set out in your Commercial Terms.

**Tangible Net Worth:** the aggregate value of your ordinary share capital, retained profits (after Tax) and capital reserves less intangible assets, as shown in your current annual audited accounts or otherwise evidenced to our satisfaction.

**Tangible Net Worth Covenant:** As set out in your Commercial Terms.

**Testing Date:** As set out in your Commercial Terms.

You will comply with the following operational covenants on each Testing Date:

a) Tangible Net Worth will not be less than the Tangible Net Worth Covenant.

b) Debt Turn must not exceed the Debt Turn Covenant.

c) Dilutions as a percentage of all Debts notified in the immediately preceding 90 days (or another period we tell you) must not exceed the Dilution Percentage.

d) the aggregate value of all Debts which are disputed, as a percentage of all Debts notified in the immediately preceding 90 days (or another period we tell you) must not exceed the Dispute Percentage.

We may reduce the Payment Percentage on or after a Testing Date by 1%:

a) for each day (or part thereof) that Debt Turn exceeds the Debt Turn Covenant;

b) for each percent (or part thereof) that Dilutions as a percentage of all Debts notified in the 90 days immediately preceding the Testing Date exceed the Dilution Percentage; and

c) for each percent (or part thereof) that disputed Debts as a percentage of all Debts notified in the 90 days immediately preceding the Testing Date exceed the Dispute Percentage.

Following subsequent Testing Dates, we may reinstate the original Payment Percentage or further reduce it.

If you breach the Tangible Net Worth covenant, it will be a Termination Event. Breach of any of the other covenants will not trigger a Termination Event.

## 18. Recourse

Either on or following a Termination Event, or immediately prior to the date on which this agreement is terminated, we can require you to repurchase a Debt from us. This is called **Recourse**.

We can also exercise Recourse in respect of Debts which are not Eligible Debts or the balance of an outstanding Debt at any time.

Once you have paid us the repurchase price for the Debt(s) (which is the value of the unpaid amount of that Debt or, if all Debts are being repurchased, the debit balance on your Discounting Account plus any other sums you owe to us), the Debt becomes your property.

If a Debt becomes an Excluded Debt, it will automatically be reassigned to you and the repurchase price will be debited to your Current Account.

Once you have repurchased any Scottish Debt, you will automatically cease to hold it on trust for us as beneficiary.

# Credit Protection Terms and Conditions

## 1. What are the Credit Protection Terms and Conditions?

In these terms, you'll find the terms that apply if you have selected our credit protection product.

Where we refer to "this agreement" or "the agreement" throughout these terms, we don't just mean the Credit Protection Terms and Conditions, but also all the terms and conditions that apply to the product(s) that you have with us. This includes the following:

| | |
|---|---|
| **General Terms and Conditions** | This contains the general terms covering our relationship with you. |
| **Debt Purchase Terms and Conditions** | The terms governing the debt purchase facility we are providing to you. |
| **Credit Protection Terms and Conditions** | These terms and conditions. |
| **Commercial Terms** | The commercial terms for the debt purchase product(s) that you have signed. |
| **Additional Terms and Conditions** | Any additional terms and conditions that may be given to you for any debt purchase product(s) or other products that you have taken out with us. |

These Credit Protection Terms will always take priority over the Debt Purchase Terms and Conditions if there is ever a conflict.

The Commercial Terms and/or the Additional Terms and Conditions will always take priority over the Credit Protection Terms and Conditions if there is ever a conflict.

## 2. Credit Protection Debts

If a Credit Protection Debt (other than an Existing Debt):

a) remains outstanding 120 days past its due date (or such other period we notify you of); or

b) is payable by a customer that is subject to any insolvency proceedings,

we will credit the Discounting Account with an amount calculated by applying the Credit Protection Percentage (as set out in your Commercial Terms) to the part of the Debt that is a Credit Protection Debt (**Credit Protection Payment**). We won't do this if you have breached this agreement or if you haven't given us all the information we have reasonably requested.

If we make a Credit Protection Payment because the Credit Protection Debt remains outstanding 120 past its due date (or such other period we notify you of), we may make such payment inclusive of VAT. We can then make any necessary account adjustments at a later date.

If a Credit Protection Debt is later determined by us to be an Unprotected Debt, we will reverse any credit made to the Discounting Account.

We will pay the balance of the amount we receive in payment of a Credit Protection Debt and/or the amount of any Credit Protection Payment (once we have deducted any Payments made to you, our

Discounting Charge applicable to the relevant Credit Protection Debt and any currency conversion costs) into your Current Account.

**Credit Protection Debt** is a Debt which is not:

a) in excess of any Automatic Credit Protection Limit (as set out in your Commercial Terms) or any other limit we set in relation to a customer) (**Credit Protection Limit**)

b) the subject of a breach of any warranty or undertaking under this agreement;

c) a disputed Debt;

d) in respect of interest;

e) the part of the Debt which is the First Loss (as set out in your Commercial Terms or another amount we notify you of);

f) an Existing Debt which is 60 days or more past due date;

g) not paid due to Force Majeure (unless agreed otherwise);

h) outstanding on the date of termination of this agreement or these Credit Protection Terms and Conditions;

i) the part of the Debt applicable to VAT;

j) created on payment terms not agreed by us in writing; or

k) subject to third party credit cover (**Third Party Credit Cover**) taken by you to insure against the insolvency of one of your customers after notifying us that you want to cancel your facility or your credit protection.

We will determine which Debts are Credit Protection Debts by taking Debts in the order they become due for payment.

**Unprotected Debt** is a Debt which is not a Credit Protection Debt.

## 3. Credit Protection Limits

We can establish, amend or cancel a Credit Protection Limit immediately by notice. You can also ask us to establish, amend or cancel a Credit Protection Limit. If we do this it won't affect any existing Credit Protection Debts.

## 4. Notification and collection of a Credit Protection Debt

If we aren't providing you with credit management and a Credit Protection Debt remains outstanding 60 days or more past its due date or 120 days or more after the date of the invoice (or for such other period as we tell you in writing), you will:

a) within 7 days, notify the relevant customer that all its Debts have been assigned to us; and

b) within 15 days, comply with our instructions to collect the Debt(s) and provide us with all information relating to this attempted collection.

If you do not do this, all Credit Protection Debts of that customer will immediately become Unprotected

Debts.

## 5. Overdue Customers

If a Credit Protection Debt applicable to a customer remains outstanding 120 days past its due date, you may not (without our written consent), contract with that customer (or any successor business) until the Credit Protection Debt is fully discharged.

## 6. VAT Bad Debt Scheme

If HM Revenue's VAT bad debt scheme applies to a Credit Protection Debt, we will reassign the Debt and/or prove in the insolvency of the insolvent customer in your name.

## 7. Dividends

If you receive a dividend in relation to an insolvent customer, it will be allocated between us in proportion to the value of the Credit Protection Debt(s) and Unprotected Debt(s) owing by that customer at the date it became insolvent.

## 8. Costs and expenses

If we incur any costs in collecting any Debt which we can't recover, these costs will be allocated between us in proportion to the value of the Credit Protection Debt(s) and the Unprotected Debt(s).

## 9. Termination

You can cancel your credit protection at any time by giving us at least one months' notice (**Credit Protection Cancellation Notice**). If we don't accept this notice you can cancel your Facilities and you only have to give us one months' notice.

If you deliver to us a Credit Protection Cancellation Notice, or if you give us notice to terminate this agreement, any Credit Protection Debts which have been notified and which are Credit Protection Debts will remain Credit Protection Debts until the date of the termination of this product/the Facilities (as applicable).

If there is a Termination Event we will designate all Credit Protection Debts as Unprotected Debts.

# Debt Purchase Commercial Terms and Conditions

**THIS IS A LEGAL DOCUMENT. WE RECOMMEND THAT YOU OBTAIN INDEPENDENT LEGAL ADVICE AND MAKE SURE YOU UNDERSTAND IT BEFORE YOU SIGN IT.**

We have agreed to provide you the facility referred to below (**Facility**). This agreement sets out the commercial terms that apply to the Facility. The following terms and conditions, which we have provided to you separately, also apply (as varied, where applicable, by these terms):

| | |
|---|---|
| **General Terms and Conditions** | This contains the general terms covering our relationship with you. |
| **Debt Purchase Terms and Conditions** | The terms governing the debt purchase facility we are providing to you. |
| **Credit Protection Terms and Conditions** | If you have selected our credit protection product, the terms covering our credit protection product. |
| **Additional Terms and Conditions** | Any additional terms and conditions that may be given to you for any debt purchase products or other products that you have taken out with us. |

These Commercial Terms will always take priority over the terms listed above (as applicable) if there is ever a conflict.

## 1. What we are providing

| | |
|---|---|
| **Date of this Agreement** | 04/06/2021 |
| **Your details** | **LAKELAND INDUSTRIES EUROPE LIMITED** Registered in England and Wales with Registered number 4500660 with registered address of **UNITS 9/10; JETPARK, JETPARK WAY, 244 MAIN ROAD; NEWPORT; EAST YORKSHIRE; HU15 2JU** |
| **Facility** | Debt Purchase with credit management with credit protection |
| **Facility Limit** | £1,500,000.00 |
| **Commencement Date** | 10/06/2021 |
| **Minimum Term** | N/A |
| **Notice Period** | 3 months |
| **Payment Percentage** | 90 per cent |
| **Payment Currency** | Sterling Euro US Dollar |

| | |
|---|---|
| **Purpose of the Facility** | Working Capital |

## 2. What it will cost you

You agree to pay us the following fees:

| | |
|---|---|
| **Arrangement Fee** | N/A |
| **Service Charge** | For Approved Countries (a) 0.315 per cent of the Notified value of each Debt<br><br>For Approved Countries (b) 0.315 per cent of the Notified value of each Debt |
| **Minimum Annual Charge** | You will pay us £42,500.00 per annum plus VAT<br><br>This is the aggregate value of Credit Protection Charge and Service Charge for one year starting on (i) the first day of the month following the Commencement Date and then (ii) each anniversary thereafter. |
| **Discounting Charge and Discounting Margin** | Discounting Charge: Base Rate plus the Discounting Margin<br><br>Discounting Margin:<br><br>Sterling: 2.500 per cent per annum<br><br>Euro US Dollar: 2.500 per cent per annum |
| **Credit Protection Charge** | United Kingdom, the Isle of Man and the Channel Islands 0.500 per cent of the Notified value of each Debt<br><br>Other Countries 0.500 per cent of the Notified value of each Debt |
| **Same Day Payment Fee** | For CHAPS, TT or same day payments to an HSBC account in sterling: Nil<br><br>For CHAPS, TT or same day payments to an HSBC account in other currencies or for any payments to a non-HSBC account: as set out in our current price list, available on request. |
| **Early Exit Fees** | These are charges payable by you to us in consideration of us agreeing to terminate the Facility before the end of the Minimum Term or the Notice Period. The fees compensates us for any fees and/or Discounting Charge that we would have reasonably expected to receive during the rest of the Minimum Term or Notice Period.<br><br>We will tell you what these fees are, if they are applicable. |
| **Allowance Margin** | 2.50 per cent per annum |
| **Other Fees** | All bank commissions incurred by us for maintaining any Collection Account and collecting in the receipts of Debts.<br><br>Any taxes incurred in connection with the Documents.<br><br>The other fees and charges you will have to pay us are set out in our current price list, available on request. |

## 3. The Limits we apply

| | |
|---|---|
| **Concentration Percentage** | 40 per cent |
| **Automatic Funding Limit** | United Kingdom, the Isle of Man and the Channel Islands: £150,000.00<br><br>Other countries: £150,000.00 |

## 4. Operational covenants

| | |
|---|---|
| **Testing Date** | N/A |
| **Debt Turn Covenant** | N/A |
| **Dilution Percentage** | N/A |
| **Dispute Percentage** | N/A |
| **Tangible Net Worth Covenant** | N/A |

## 5. Other terms

| | |
|---|---|
| **Governing Law** | Laws of England and Wales |
| **Nature of Business** | WHOLESALE AND DISTRIBUTER OF SAFETY CLOTHING |
| **Principal Place of Business** | "UNITS 9/10; JETPARK, JETPARK WAY, 244 MAIN ROAD; NEWPORT; EAST YORKSHIRE; HU15 2JU |
| **Standard Payment Terms** | (a) In relation to United Kingdom, the Isle of Man and the Channel Islands the Standard Payment Terms shall be: Not exceeding net 60 days from date of invoice<br><br>(b) Other countries: Not exceeding net 90 days from date of invoice |
| **Approved Countries** | (a) United Kingdom, the Isle of Man and the Channel Islands<br>(b) Other Approved Countries are shown on our Financial Crime Country Risk Model list accessed through HSBCnet |
| **Credit Protection Percentage** | (a) United Kingdom, the Isle of Man and the Channel Islands: 100 per cent |

| | |
|---|---|
| | (b) Other Approved Countries are shown on our Financial Crime Country Risk Model list accessed through HSBCnet 90 per cent |
| **Automatic Credit Protection Limit** | (a) United Kingdom, the Isle of Man and Channel Islands: £3,000.00<br>(b) Other Approved Countries are shown on our Financial Crime Country Risk Model list accessed through HSBCnet N/A |
| **First Loss** | (a) United Kingdom, the Isle of Man and the Channel Islands: £ 1,000.00<br>(b) Other Approved Countries are shown on our Financial Crime Country Risk Model list accessed through HSBCnet £1,000.00 |

## 6. Any changes to your other Terms and Conditions

| | |
|---|---|
| **Special conditions** | (A) When we talk about an export customer in this Special condition, we mean customers who are domiciled in an Approved Country as shown on the Financial Crime Country Risk Model list accessed through HSBCnet (**Export Customers**).<br><br>(a) You have agreed to act in accordance with the obligations we've set out below. These obligations are in addition to the confirmations and warranties set out in the Debt Purchase Agreement (**DPA)**.<br>(i) To ensure that:<br>(A) a Credit Protection Limit set by us for a Customer is correct and required at all times;<br>(B) we are promptly notified of any Credit Protection Limit which is no longer correct and/or required;<br>(C) where it is required you or your customer have all the licences and permissions to export/import the goods;<br>(D) you and your customer will comply with all laws and/or regulations that relate to the import or export of the goods including, but not limited to, any exchange control regulations, tariffs or charges; and<br>(ii) where we ask you to do so, you promptly provide us with a declaration of your total sales to customers located in each Approved Country in a format we've requested, for the period of 12 months (or part of that period) ending 31 March, or for any other period we may ask you to specify from time to time.<br><br>(b) Where a Credit Protection Limit is expressed in a currency other than that in which the Debt payable by the Customer is expressed and/or the currency in which we have purchased the Debt is payable, then for the purposes of calculating any Credit Protection Payment payable by us to you, the HSBC rate of exchange on the date of payment will be used. |

Any gains or losses, resulting from fluctuation in exchange rates will be for your account and not ours.

(c) We won't provide you with Credit Protection for a Debt if:

(i) the Debt arose after any expiry date notified by us to you in respect of the Credit Protection Limit; or

(ii) there has been any breach by you of any term we've required as being a condition of approval for the Credit Protection Limit.

(d) When we talk about events of "Force Majeure" in the DPA, we also mean the following:

(i) the ionising, radioactive, toxic, explosive or other hazardous or contaminating properties or effects of any explosive nuclear assembly or component thereto, nuclear fuel, combustion or waste; and

(ii) where goods are to be despatched to, or payment is to be made from, a country other than that in which the customer is located, any event preventing or delaying payment from that country.

(e) We will apply a cap to the total sum of all Credit Protection Limits' which we are prepared to agree for your Export Customers (**Export Aggregate Cap**). The Export Aggregate Cap will be a figure determined solely by us and equivalent to 90% of your gross annual turnover which is attributable to Export Customers.

(f) We may increase, reduce or cancel the Export Aggregate Cap in our sole discretion. We will provide you with 30 days' notice of any change to the Export Aggregate Cap.

(g) We reserve the right to cancel or reduce any Credit Protection Limit we have agreed for an Export Customer to ensure Credit Protection Limits' remain within the Export Aggregate Cap

(h) We reserve the right to review the fees we charge for Credit Protection if we choose to agree a Credit Protection Limit in excess of the Export Aggregate Cap. We will provide you 30 days' notice of any change to the Credit Protection Charge after the review has taken place, unless we've agreed otherwise.

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|---|---|
| | (B) Rebate Retention<br><br>We will withhold, as part of a retention (restrictions we place on an account which can impact on the funding available to you), the amount due by you, from time to time, to Customers for rebates, overriders and discounts.<br><br>(C)This Agreement is intended to take the place of the existing Agreement for the Purchase of Debts made between us and you dated 29/01/2013 (Old Agreement). The Old Agreement will come to an end and will be replaced by this Agreement from the Commencement Date.' From the Commencement Date this Agreement will also apply to those Debts we have purchased from you under the Old Agreement.<br>You confirm that your liabilities and obligations under this Agreement form part of (but do not limit) the secured obligations (however described) in any guarantee or document creating security interests in our favour to which you are a party and that the security interests granted by you in our favour pursuant to any document to which you are a party will cover (without limitation) the liabilities and obligations under this Agreement. |

## 7. Power of attorney

You, by way of security, irrevocably appoint us and anyone we transfer our rights and/or obligations to under this agreement to act on your behalf and take any steps that we consider necessary (including to sign or complete any document or to conduct or defend any proceedings) in connection with:

a) (i) any interest conferred or intended to be conferred on us by; or (ii) any of our rights, powers or remedies under, any Document; and

b) to enable us to realise any Document which we have an interest in.

This agreement may be entered into in any number of counterparts, which, when executed and delivered, may be treated as an original.

## EXECUTION PAGES

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|---|---|---|
| Executed as a deed, but not delivered until the first date specified on page 1, by:<br><br>Steven Fennell<br><br>as Attorney of<br>**HSBC INVOICE FINANCE (UK) LIMITED**<br>in the presence of a witness: | )<br>)<br>)<br>)<br>)<br>)<br>)<br>) | |
| | | Signature ________________<br>**Attorney** |

Witness signature ________________

Witness name Jacqueline Metters

Witness address: HSBC Invoice Finance (UK) Limited, Farncombe Road, Worthing, West Sussex BN11 2BW

Address for service: HSBC Invoice Finance (UK) Limited, Farncombe Road, Worthing, West Sussex BN11 2BW

| | |
|---|---|
| Executed as a deed, but not delivered until the first date specified on page 1, by: | ) ) |
| **LAKELAND INDUSTRIES EUROPE LIMITED** | ) ) |

Signature *M J Lill*

Name (block capitals) Martin John Lill

**Director**

Signature *Martin watkin*

Name (block capitals) Martin Watkin

WITNESS

Address 35 Nursery Court, Brough, East Yorkshire HU15 1DG

Occupation General manager

Address for service: UNITS 9/10; JETPARK, JETPARK WAY, 244 MAIN ROAD; NEWPORT; EAST YORKSHIRE; HU15 2JU

**Appendix 1**
**Board minutes**
**PLEASE NOTE:**

**THIS IS AN IMPORTANT DOCUMENT**

**IF IN DOUBT ABOUT ITS LEGAL OR FINANCIAL IMPLICATIONS, THE BOARD OF DIRECTORS SHOULD SEEK INDEPENDENT LEGAL ADVICE BEFORE PROCEEDING**
**BOARD RESOLUTION**

**LAKELAND INDUSTRIES EUROPE LIMITED (Company number 4500660)**
**(the Company)**

**Extract of the Minutes of a meeting of the board of directors of: LAKELAND INDUSTRIES EUROPE LIMITED (the Company) held at**
Unit 9-10, Jetpark, Newport, UK **(address) on** 6 May
**(date) at** 3.00 PM **(time)**

**1. The Directors noted that HSBC Invoice Finance (UK) Limited (HIF) had agreed to provide the Company with a debt purchase facility (the Facility) and that it was a condition of the Facility that the Company grant security to HIF to secure its obligations to HIF.**

**2. There were produced to the meeting the following documents:**

**2.1 a debt purchase facility agreement, which included the terms of the Facility; and**

**2.2 Security Documents, certificates and any other documents to be signed and/or delivered by the Company to HIF in connection with the Facility.**

**(together, the Documents).**

**3. Those Directors present at the meeting who had interests in the matters under consideration declared those interests and it was noted that a quorum was present.**

**4. After considering the financial position of the Company and its future requirements and after giving consideration to the requirements of sections 171 to 177 of the Companies Act 2006, IT WAS UNANIMOUSLY RESOLVED:**

**(a) THAT entering into the Documents would be most likely to promote the success of the Company for the benefit of its members as a whole and to do so would be of commercial benefit to the Company;**

**(b) THAT the Company should sign or execute and deliver the Documents to HIF and that any Director is authorised on behalf of the Company to sign or execute any Document, including any amendments made to it, (other than any Document which needs to be signed as a Deed) or THAT the Company's seal be affixed thereto as appropriate;**

**(c) THAT any two Directors, a Director and the Company Secretary or one Director in the presence of a witness is/are authorised on behalf of the Company to sign or execute any Document, including any amendments made to it, which need to be signed as a Deed or THAT the Company's seal be affixed thereto as appropriate;**

**(d) THAT any of the persons authorised in (b) and (c) above are authorised to sign, dispatch or deliver any other documents required by HIF in connection with the Documents.**

**I, the Chairperson of the above Meeting, certify that this is a true extract of the Minutes of the above Meeting of the Board of Directors of the Company and that true copies of the Documents have been retained by the Company.**

**Signature:** M J Lill

**Chairperson of the Meeting**
**For and on behalf of the Company**

**Date:** 6 May